UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 8, 2014

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company’s Annual Meeting was held on May 8, 2014.

(b)    At the Annual Meeting, the Company’s stockholders (i) elected Ronald M. DeFeo, G. Chris Andersen, Paula H. J. Cholmondeley, Donald DeFosset, Thomas J. Hansen, Raimund Klinkner, David A. Sachs, Oren G. Shaffer, David C. Wang and Scott W. Wine to the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and (iii) approved in an advisory vote, the compensation of the Company’s named executive officers.

The voting results for each matter submitted to a vote of stockholders at the Company’s Annual Meeting were as follows:

	For	Against	Abstain	Broker Non-Votes

Proposal 1: Election of Directors:
Ronald M. DeFeo	82,812,219	1,584,510	1,539,240	12,655,295
G. Chris Andersen	84,981,000	677,621	277,348	12,655,295
Paula H. J. Cholmondeley	83,558,586	2,132,052	245,331	12,655,295
Donald DeFosset	76,838,334	8,818,560	279,075	12,655,295
Thomas J. Hansen	83,559,061	2,101,471	275,437	12,655,295
Raimund Klinkner	85,424,155	241,061	270,753	12,655,295
David A. Sachs	85,236,491	425,899	273,579	12,655,295
Oren G. Shaffer	85,416,429	243,465	276,075	12,655,295
David C. Wang	85,413,421	244,609	277,939	12,655,295
Scott W. Wine	85,409,042	249,005	277,922	12,655,295

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2014	97,938,310	393,431	259,523	0
Proposal 3: Advisory vote on the compensation of the Company’s named executive officers	84,342,155	1,300,412	293,402	12,655,295

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2014

TEREX CORPORATION

By:	/s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel